UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2022

SPX Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-6948 (Commission File Number)	88-3567996 (IRS Employer Identification No.)

6325 Ardrey Kell Road, Suite 400 Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (980) 474-3700

SPX Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01	SPXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On August 4, 2022, SPX Corporation (“SPX”) announced plans to implement a holding company reorganization (the “Holding Company Reorganization”) by executing a tax-free merger of SPX with and into SPX Merger, LLC (“Merger Sub”), a newly-formed Delaware limited liability company that is a subsidiary of a newly formed Delaware corporation, SPX Technologies, Inc. (the “Company”). Following the Holding Company Reorganization, the Company became the successor issuer to SPX, a Delaware corporation. This Current Report on Form 8-K is being filed for the purpose of establishing the Company as the successor issuer pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain related matters. Pursuant to Rule 12g-3(a) under the Exchange Act, shares of the Company’s common stock, par value $0.01 per share (“Company Common Stock”), as successor issuer, are deemed registered under Section 12(b) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Adoption of Agreement and Plan of Merger and Consummation of Holding Company Reorganization

On August 15, 2022, SPX implemented its previously announced Holding Company Reorganization pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 11, 2022, by and among SPX, the Company and Merger Sub. Pursuant to the Holding Company Reorganization, SPX merged with and into Merger Sub, a direct, wholly owned subsidiary of the Company and an indirect, wholly owned subsidiary of SPX, with Merger Sub surviving as a direct, wholly owned subsidiary of the Company.

The Company anticipates multiple benefits as a result of the Holding Company Reorganization, including a simpler and more efficient legal structure to accommodate growth through acquisitions and opportunities for more efficient management of legacy liabilities. As a result of the Holding Company Reorganization, the operating assets of SPX will be separated from certain legacy liabilities and associated insurance assets.

Each share of SPX common stock, par value $0.01 per share (“SPX Common Stock”), issued and outstanding immediately prior to the Holding Company Reorganization was automatically converted into an equivalent corresponding share of Company Common Stock having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of SPX Common Stock being converted.

Accordingly, upon consummation of the Holding Company Reorganization, SPX’s stockholders became stockholders of the Company. The stockholders of the Company will not recognize gain or loss for U.S. federal income tax purposes upon the conversion of their shares of SPX Common Stock in the Holding Company Reorganization.

The Holding Company Reorganization was conducted pursuant to Section 251(g) of the General Corporation Law of the State of Delaware (the “DGCL”), which provides for the formation of a holding company without a vote of the stockholders of the constituent corporation. The conversion of stock occurred automatically without an exchange of stock certificates. After the Holding Company Reorganization, stock certificates that previously represented shares of SPX Common Stock now represent the same number of shares of the corresponding shares of Company Common Stock. Following the consummation of the Holding Company Reorganization, Company Common Stock continues to trade on the New York Stock Exchange on an uninterrupted basis under the symbol “SPXC” with a new CUSIP number (#78473E 103). Immediately after consummation of the Holding Company Reorganization, the Company has, on a consolidated basis, the same directors, executive officers and officers, assets, businesses and operations as SPX had immediately prior to the consummation of the Holding Company Reorganization.

As a result of the Holding Company Reorganization, the Company became the successor issuer to SPX pursuant to Rule 12g-3(a) of the Exchange Act and, as a result, the shares of Company Common Stock are deemed registered under Section 12(b) of the Exchange Act as the common stock of the successor issuer.

The foregoing descriptions of the Holding Company Reorganization and Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 and which is incorporated by reference herein.

Entry into Amended and Restated Credit Agreement

On August 12, 2022 (the “Credit Agreement Effective Date”), SPX, as parent (the “Parent”), and its wholly owned subsidiary SPX Enterprises, LLC (“SPXE”), as borrower, entered into an Amended and Restated Credit Agreement (the “Credit Agreement”; capitalized terms used herein and not defined herein having the meanings given to such terms in the Credit Agreement) with a syndicate of lenders, Deutsche Bank AG, as foreign trade facility agent, and Bank of America, N.A., as administrative agent, which amends and restates SPX’s existing Credit Agreement, dated as of September 1, 2015, as previously amended (the “Existing Credit Agreement”), by and among SPX, the foreign subsidiary borrowers party thereto, the lenders party thereto, Deutsche Bank AG Deutschlandgeschäft Branch, as foreign trade facility agent, and Bank of America, N.A., as administrative agent. The Credit Agreement provides for committed senior secured financing in the aggregate amount of $770.0 million, consisting of the following facilities (collectively, the “Senior Credit Facilities”), each with a final maturity of August 12, 2027:

•	A term loan facility in the aggregate principal amount of $245 million;

•	A multicurrency revolving credit facility, which will be available for loans and letters of credit in Dollars, Euro, Sterling and other currencies, in an aggregate principal amount up to the equivalent of $500 million (with sublimits equal to the equivalents of $200 million for financial letters of credit, $50 million for non-financial letters of credit, and $150 million for non-U.S. exposure); and

•	A bilateral foreign credit instrument facility, which will be available for performance letters of credit and bank undertakings, in an aggregate principal amount in various currencies up to the equivalent of $25 million.

SPXE also may seek additional commitments, without consent from the existing lenders, to add incremental term loan facilities and/or increase the commitments in respect of the revolving credit facility and/or the bilateral foreign credit instrument facility by up to an aggregate principal amount not to exceed (x) the greater of (i) $200 million and (ii) the amount of Consolidated EBITDA (as defined in the Credit Agreement) for the four fiscal quarters ended most recently before the date of determination, plus (y) an unlimited amount so long as, immediately after giving effect thereto, the Parent’s Consolidated Senior Secured Leverage Ratio (defined in the Credit Agreement generally as the ratio of consolidated total debt (excluding the face amount of undrawn letters of credit, bank undertakings, or analogous instruments and net of unrestricted cash and cash equivalents) at the date of determination secured by liens to Consolidated EBITDA for the four fiscal quarters ended most recently before such date) does not exceed 2.75:1.00, plus (z) an amount equal to all voluntary prepayments of the term loan facility and voluntary prepayments accompanied by permanent commitment reductions of the revolving credit facility and foreign credit instrument facility.

SPXE is a borrower under each of the Senior Credit Facilities, and SPXE may designate certain foreign subsidiaries to be borrowers under the revolving credit facility and the foreign credit instrument facility. There are no foreign subsidiary borrowers as of the Credit Agreement Effective Date. All borrowings and other extensions of credit under the Senior Credit Facilities are subject to the satisfaction of customary conditions, including absence of defaults and accuracy in material respects of representations and warranties. The proceeds of the initial borrowings will be used to repay indebtedness outstanding under the Existing Credit Agreement.

The interest rates applicable to loans in Dollars under the Senior Credit Facilities are, at SPXE’s option, equal to either (x) an alternate base rate (the highest of (a) the federal funds effective rate plus 0.50%, (b) the prime rate of Bank of America, N.A., and (c) the one-month Term SOFR rate plus 1.00%) or (y) the Term SOFR rate for the applicable interest period plus 0.10%, plus, in each case, an applicable margin percentage, which varies based on the Parent’s Consolidated Leverage Ratio (defined in the Credit Agreement generally as the ratio of consolidated total debt (excluding the face amount of undrawn letters of credit, bank undertakings or analogous instruments and net of unrestricted cash and cash equivalents) at the date of determination to Consolidated EBITDA for the four fiscal quarters ended most recently before such date). The interest rates applicable to loans in other currencies under the Senior Credit Facilities are, at the applicable borrower’s option, equal to either (x) an adjusted alternative currency daily rate or (y) an adjusted alternative currency term rate for the applicable interest period, plus, in each case, the applicable margin percentage. The borrowers may elect interest periods of one, three or six months (and, if consented to by all relevant lenders, any other period not greater than twelve months) for term rate borrowings, subject in each case to availability in the applicable currency. The applicable per annum fees and interest rate margins are as follows:

Consolidated Leverage Ratio	Revolving Commitment Fee	Financial Letter of Credit Fee	Foreign Credit Instrument (FCI) Commitment Fee	FCI Fee and Non-Financial Letter of Credit Fee	Term SOFR Loans/Alternative Currency Loans	ABR Loans
Less than 1.50 to 1.0	0.200%	1.250%	0.200%	0.750%	1.250%	0.250%
Greater than or equal to 1.50 to 1.0 but less than 2.00 to 1.0	0.225%	1.375%	0.225%	0.800%	1.375%	0.375%
Greater than or equal to 2.00 to 1.0 but less than 3.00 to 1.0	0.250%	1.500%	0.250%	0.875%	1.500%	0.500%
Greater than or equal to 3.00 to 1.0	0.275%	1.750%	0.275%	1.000%	1.750%	0.750%

The fees for bilateral foreign credit instruments are as specified above unless otherwise agreed with the bilateral foreign issuing lender. The applicable borrower will also pay fronting fees on the outstanding amounts of financial and non-financial letters of credit at the rates of 0.125% per annum and 0.25% per annum, respectively.

The Senior Credit Facilities require mandatory prepayments in amounts equal to the net proceeds from the sale or other disposition of (including from any casualty to, or governmental taking of) property in excess of specified values (other than in the ordinary course of business and subject to other exceptions) by the Parent or its subsidiaries. Mandatory prepayments will be applied first to repay amounts outstanding under any term loans and then to amounts outstanding under the revolving credit facility (without reducing the commitments thereunder). No prepayment is required generally to the extent the net proceeds are reinvested (or committed to be reinvested) in permitted acquisitions, permitted investments or assets to be used in the business of the Parent and its subsidiaries within 360 days (and if committed to be reinvested, actually reinvested within 180 days after the end of such 360-day period) of the receipt of such proceeds.

The borrowers may voluntarily prepay loans under the Senior Credit Facilities, in whole or in part, without premium or penalty. Any voluntary prepayment of loans will be subject to reimbursement of the lenders’ breakage costs in the case of a prepayment of term rate borrowings other than on the last day of the relevant interest period.

The obligations under the Senior Credit Facilities (and certain specified hedging and treasury obligations) are guaranteed by:

•	Each existing and subsequently acquired or organized domestic material subsidiary of the Parent, with specified exceptions; and

•	The Parent with respect to the obligations of foreign borrower subsidiaries under the revolving credit facility and the bilateral foreign credit instrument facility.

The obligations under the Senior Credit Facilities (and certain specified hedging and treasury obligations) are secured by a first priority pledge and security interest in 100% of the capital stock of domestic subsidiaries (with certain exceptions) held by the Parent, SPXE or the domestic subsidiary guarantors and 65% of the voting capital stock (and 100% of the non-voting capital stock) of material first-tier foreign subsidiaries (with certain exceptions). If the Parent obtains a corporate credit rating from Moody’s and S&P and such corporate credit rating is less than “Ba2” (or not rated) by Moody’s and less than “BB” (or not rated) by S&P, then the Parent, SPXE and the domestic subsidiary guarantors are required to grant security interests, mortgages and other liens on substantially all of their assets. If the Parent’s corporate credit rating is “Baa3” or better by Moody’s or “BBB-” or better by S&P and no defaults would exist, then all collateral security will be released and the indebtedness under the Senior Credit Facilities will be unsecured.

The Credit Agreement requires that the Parent maintain:

•	A Consolidated Interest Coverage Ratio (defined in the Credit Agreement generally as the ratio of Consolidated EBITDA for the four fiscal quarters then ended to consolidated cash interest expense for such period) as of the last day of any fiscal quarter of at least 3.00 to 1.00; and

•	A Consolidated Leverage Ratio as of the last day of any fiscal quarter of not more than 3.75 to 1.00 (or (i) 4.00 to 1.00 for the four fiscal quarters after certain permitted acquisitions or (ii) 4.25 to 1.00 for the four fiscal quarters after certain permitted acquisitions financed by unsecured debt).

The Credit Agreement also contains covenants that, among other things, restrict the ability of the Parent and its subsidiaries to incur additional indebtedness, grant liens, make investments, loans or guarantees, make restricted junior payments, including dividends, redemptions of capital stock, and voluntary prepayments or repurchase of certain other indebtedness, engage in mergers, acquisitions or sales of assets, enter into sale and leaseback transactions, or engage in certain transactions with affiliates. The Credit Agreement contains customary representations, warranties, affirmative covenants and events of default.

The Parent is permitted under the Credit Agreement to repurchase capital stock and pay cash dividends in an unlimited amount if the Consolidated Leverage Ratio is (after giving pro forma effect to such payments) less than 2.75 to 1.00. If the Consolidated Leverage Ratio is (after giving pro forma effect to such payments) greater than or equal to 2.75 to 1.00, the aggregate amount of such repurchases and dividend declarations cannot exceed (A) $100 million in any fiscal year plus (B) to the extent not previously utilized for restricted junior payments or investments, an additional amount for all such repurchases and dividend declarations made after the Credit Agreement Effective Date equal to the sum of (i) $100 million, plus (ii) a positive amount equal to 50% of cumulative Consolidated Net Income (defined in the Credit Agreement generally as consolidated net income subject to certain adjustments solely for the purposes of determining this basket) during the period from September 24, 2015 to the end of the most recent fiscal quarter preceding the date of such repurchase or dividend declaration for which financial statements have been (or were required to be) delivered (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit), plus (iii) certain other amounts.

The Credit Agreement provides that upon the consummation of the Holding Company Reorganization, SPX and Merger Sub will be automatically released from all obligations under the Credit Agreement and the other loan documentation, and the liens on the collateral pledged by SPX will be automatically released. Within 30 days following the Holding Company Reorganization, the Company will be required to join the Credit Agreement and other applicable loan documentation and to assume all the obligations of the Parent thereunder, and to provide a guarantee and pledge of collateral (including 100% of the capital stock of SPXE) as described above with respect to the Parent.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 and which is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information with respect to the Credit Agreement included in Item 1.01 hereof is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Following the consummation of the Holding Company Reorganization, the Company Common Stock continues to trade on the New York Stock Exchange on an uninterrupted basis under the symbol “SPXC” with a new CUSIP number (#78473E 103).

In connection with the Holding Company Reorganization, SPX requested that the New York Stock Exchange file with the U.S. Securities and Exchange Commission (the “Commission”) an application on Form 25 to delist the SPX Common Stock from the New York Stock Exchange and deregister the SPX Common Stock under Section 12(b) of the Exchange Act. SPX intends to file with the Commission a certificate and notification of termination on Form 15 requesting that the SPX Common Stock be deregistered under the Exchange Act, and that SPX’s reporting obligations under Section 15(d) of the Exchange Act be suspended (except to the extent of the succession of the Company to the Exchange Act Section 12(b) registration and reporting obligations of SPX).

As a result of the Holding Company Reorganization, the Company became the successor issuer to SPX pursuant to Rule 12g-3(a) of the Exchange Act and, as a result, the shares of Company Common Stock are deemed registered under Section 12(b) of the Exchange Act as the common stock of the successor issuer.

Item 3.03.	Material Modification of Rights of Securityholders.

Upon consummation of the Holding Company Reorganization, each share of SPX Common Stock issued and outstanding immediately prior to the Holding Company Reorganization was automatically converted into an equivalent corresponding share of Company Common Stock having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of SPX Common Stock being converted.

The information set forth in the “Explanatory Note” and Item 1.01 and Item 5.03 is hereby incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The directors of the Company and their committee memberships and titles, which are listed below, are the same as the directors of SPX immediately prior to the Holding Company Reorganization.

Directors

Name	Age	AC	CC	GSC
Patrick O’Leary	65			X
Eugene J. Lowe, III	54
Ricky D. Puckett	69	C	X
David A. Roberts	74		C	X
Meenal A. Sethna	52	X		X
Ruth G. Shaw	74		X	C
Robert B. Toth	61	X	X
Tana L. Utley	59	X	X
Angel Shelton Willis	51	X		X

AC	Audit Committee
CC	Compensation Committee
GSC	Governance & Sustainability Committee
C	Committee Chairperson

Mr. O’Leary will continue to serve as Chairman of the board of directors of the Company. Biographical information about the Company’s directors is included in SPX’s Definitive Proxy Statement for the 2022 Annual Meeting of Stockholders under “Elections of Directors” and is incorporated by reference herein.

The executive officers of the Company and their positions and titles, which are listed below, are the same as the executive officers of SPX immediately prior to the Holding Company Reorganization.

Executive Officers

Name	Age	Position with the Company
Eugene J. Lowe, III	54	President and Chief Executive Officer
James E. Harris	60	Vice President, Chief Financial Officer and Treasurer
J. Randall Data	57	President, South Africa and Global Operations
John W. Nurkin	52	Vice President, General Counsel and Secretary
John W. Swann, III	51	President, Heating and Location & Inspection Groups
Tausha H. White	50	Vice President and Chief Human Resources Officer

Biographical information about the Company’s executive officers is included in SPX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 25, 2022, under “Part III—Item 10(b). Executive Officers of the company” and is incorporated by reference herein.

Information regarding the compensation arrangements of the Company’s named executive officers and certain relationships and related transactions pursuant to Item 404(a) of Regulation S-K is included in SPX’s Definitive Proxy Statement for the 2022 Annual Meeting of Stockholders under “Executive Compensation” and “Corporate Governance—Consideration of Related Party Transactions” and is incorporated by reference herein.

In connection with the Holding Company Reorganization, and as provided in the Merger Agreement, the Company assumed (including sponsorship of) the SPX 2019 Stock Compensation Plan (f/k/a the SPX Corporation 2019 Stock Compensation Plan), the SPX 2002 Stock Compensation Plan (f/k/a the SPX Corporation 2002 Stock Compensation Plan) and the SPX 2006 Non-Employee Directors’ Stock Incentive Plan (f/k/a the SPX Corporation 2006 Non-Employee Directors’ Stock Incentive Plan) and any subplans, appendices or addendums thereunder (together, the “SPX Equity Compensation Plans”), and all obligations of SPX pursuant to each stock option to purchase a share of SPX Common Stock (an “SPX Option”) and each right to acquire or vest in a share of SPX Common Stock (an “SPX Stock Award” and each of an SPX Option and an SPX Stock Award, an “SPX Equity Award”) that is outstanding immediately prior to August 15, 2022 and issued under the SPX Equity Compensation Plans and underlying grant agreements (each such grant agreement, an “SPX Equity Award Grant Agreement” and such SPX Equity Award Grant Agreements together with the SPX Equity Compensation Plans, the “SPX Equity Compensation Plans and Agreements,” such assumption, the “Equity Plan and Award Assumption”). Effective as of the effective date of the Holding Company Reorganization, each SPX Equity Award was converted into (i) with respect to each SPX Stock Award, a right to acquire or vest in a share of Company Common Stock or (ii) with respect to an SPX Option, an option to purchase a share of Company Common Stock at an exercise price per share equal to the exercise price per share of SPX Common Stock subject to such SPX Option immediately prior to the effective date of the Holding Company Reorganization. As of the effectiveness of the Holding Company Reorganization, the SPX Equity Awards, the SPX Equity Compensation Plans and Agreements and any provision of any other compensatory plan, agreement or arrangement providing for the grant or issuance of shares of SPX Common Stock were automatically deemed to be amended to the extent necessary or appropriate, to provide that references to SPX in such awards, documents and provisions will be read to refer to the Company and references to shares of SPX Common Stock in such awards, documents and provisions will be read to refer to shares of Company Common Stock.

The foregoing description of the Equity Plan and Award Assumption does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 and which is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Holding Company Reorganization, the board of directors of the Company approved the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and adopted the Amended and Restated By-Laws (the “By-Laws”) of the Company that are identical to the certificate of incorporation and bylaws of SPX in effect immediately prior to the Holding Company Reorganization, except for the difference in name of the corporation and except for certain amendments that are permissible under Section 251(g)(4) of the DGCL. Prior to the consummation of the Holding Company Reorganization, the Certificate of Incorporation was filed with the Delaware Secretary of State on August 11, 2022.

The foregoing descriptions of the Certificate of Incorporation and the By-Laws do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Incorporation and the By-Laws, which are filed as Exhibits 3.1 and 3.2 hereto, respectively, and each of which is incorporated by reference herein.

Item 8.01.	Other Items.

In connection with the Holding Company Reorganization and by operation of Rule 12g-3(a) promulgated under the Exchange Act, the Company is the successor issuer to SPX and has succeeded to the attributes of SPX as the registrant. The Company Common Stock is deemed to be registered under Section 12(b) of the Exchange Act, and the Company is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder. The Company hereby reports this succession in accordance with Rule 12g-3(f) promulgated under the Exchange Act.

The description of the Company’s capital stock provided in Exhibit 99.1, which is incorporated by reference herein, modifies and supersedes any prior description of SPX’s capital stock in any registration statement or report filed with the Commission and will be available for incorporation by reference into certain of the Company’s filings with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, and the rules and forms promulgated thereunder.

On August 15, 2022, the Company issued a press release announcing the completion of the Holding Company Reorganization. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are subject to the safe harbor created thereby. Please read these forward-looking statements in conjunction with the Company’s documents filed with the Securities and Exchange Commission, including the most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q filed by SPX Corporation, as well as the risks and uncertainties identified in the press release submitted as Exhibit 99.2 hereto. These documents identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “plans,” “anticipates,” “planned,” and similar expressions identify forward-looking statements. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Statements herein speak only as of the date of this Current Report on Form 8-K, and the Company disclaims any responsibility to update or revise such statements, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 11, 2022, by and among SPX Corporation, SPX Technologies, Inc. and SPX Merger, LLC

3.1	Amended and Restated Certificate of Incorporation of SPX Technologies, Inc., dated August 15, 2022

3.2	Amended and Restated By-Laws of SPX Technologies, Inc., dated August 15, 2022

10.1	Amended and Restated Credit Agreement, dated as of August 12, 2022, by and among SPX Enterprises, LLC, as the U.S. Borrower, SPX Corporation, as the Parent, the Foreign Subsidiary Borrowers party thereto, Bank of America, N.A., as the Administrative Agent and the Swingline Lender, Deutsche Bank AG, as the Foreign Trade Facility Agent, and the Issuing Lenders, FCI Issuing Lenders and Lenders party thereto

99.1	Description of Securities

99.2	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX TECHNOLOGIES, INC.

Date: August 15, 2022	By:	/s/ John W. Nurkin
John W. Nurkin
Vice President, General Counsel and Secretary